LNR
Partners, LLC
1601 Washington Avenue · Suite 700 · Miami Beach, Florida 33139-3164
Telephone: (305) 695-5600 · Fax: (305) 695-5601
LEGAL02/41366542v1
Acknowledgement and Acceptance of Special Servicer
February 2, 2022
BY EMAIL
U.S. Bank National Association, as Trustee
190 S. LaSalle Street, 7
th
Floor
Mail Code MK-IL-SL-SL7C
Chicago, Illinois 60603
Attention: CGCMT 2014-GC19
Email: cmbs.transactions@usbank.com
RE: Acknowledgment and Acceptance of Special Servicer;
Citigroup Commercial Mortgage Trust 2014-GC19, Commercial Mortgage Pass-Through
Certificates, Series 2014-GC19
Ladies and Gentlemen:
Reference is made to that certain Pooling and Servicing Agreement (the "PSA") dated as of March
1, 2014, among Citigroup Commercial Mortgage Securities Inc., as Depositor, Wells Fargo Bank,
National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National
Association, as Special Servicer, Situs Holdings, LLC, as Operating Advisor, and U.S. Bank National
Association, as Certificate Administrator and Trustee, relating to the Citigroup Commercial Mortgage
Trust 2014-GC19, Commercial Mortgage Pass-Through Certificates, Series 2014-GC19. Capitalized
terms used and not defined herein shall have the respective meanings ascribed to such terms in the PSA.
Pursuant to Section 6.08(a) of the PSA, the undersigned hereby agrees with all the other parties to the PSA that the undersigned shall serve as Special Servicer under, and as defined in, the PSA. The effective date (the "Effective Date") of the appointment of the undersigned as Special Servicer shall be the date hereof. The undersigned hereby assumes the due and punctual performance and observance of each covenant and condition to be performed or observed by the Special Servicer under the PSA, and agrees to perform punctually, as of the Effective Date, all of the responsibilities, duties and liabilities of the Special Servicer under the PSA that arise on and after the Effective Date. The undersigned hereby makes, as of the date hereof, the representations and warranties applicable to the Special Servicer set forth in Section 2.06 of the PSA mutatis mutandis with all references to "Agreement" in Section 2.06 of the
PSA to include this Acknowledgement and Acceptance of Special Servicer in addition to the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: LNR
Partners, LLC is a duly formed limited liability company, validly existing in active status under the laws of the State of Florida.

1601 Washington Avenue · Suite 700 · Miami Beach, Florida 33139-3164
Telephone: (305) 695-5600 · Fax: (305) 695-5601
LEGAL02/41366542v1
LNR Partners, LLC's address for notices pursuant to Section 11.04 of the PSA is as follows:
LNR Partners, LLC
2340 Collins Avenue, Suite 700
Miami Beach, Florida 33139
Attention: Heather Bennet and Job Warshaw – CGCMT 2014-GC19
Facsimile number (305) 695-5601
E-mail: LNR.CMBS.Notices@lnrproperty.com,
hbennet@starwood.com and jwarshaw@lnrpartners.com
Sincerely,
LNR PARTNERS, LLC
By: _/s/ Arnold Shulkin______________
Name: Arnold Shulkin
Title: Vice President